                                                                     Exhibit 2.1


================================================================================


                         AGREEMENT AND PLAN OF MERGER

                                 by and among
                            LEVEL 8 SYSTEMS, INC.,
                                  TSAC, INC.
                                      and
                            TEMPLATE SOFTWARE, INC.

                         dated as of October 19, 1999


================================================================================

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
ARTICLE I        THE MERGER...................................................................      2

Section 1.1      The Merger...................................................................      2
                 ----------
Section 1.2      Closing......................................................................      2
                 -------
Section 1.3      Effective Time...............................................................      2
                 --------------
Section 1.4      Effects of the Merger........................................................      2
                 ---------------------
Section 1.5      Articles of Incorporation; Bylaws............................................      2
                 ---------------------------------
Section 1.6      Directors; Officers..........................................................      3
                 -------------------
Section 1.7      Tax Consequences.............................................................      3
                 ----------------

ARTICLE II.      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS....      3

Section 2.1      Effect on Capital Stock......................................................      3
                 -----------------------
Section 2.2      Stock Options................................................................      4
                 -------------

ARTICLE III.     EXCHANGE OF CERTIFICATES.....................................................      4

Section 3.1      Exchange of Certificates.....................................................      4
                 ------------------------

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES...............................................      8

Section 4.1      Representations and Warranties of Company....................................      8
                 -----------------------------------------
Section 4.2      Representations and Warranties of Parent and Merger Sub......................     29
                 -------------------------------------------------------

ARTICLE V.       CONDUCT OF BUSINESS OF COMPANY...............................................     35

Section 5.1      Conduct of Business of Company...............................................     35
                 ------------------------------

ARTICLE VI.      ADDITIONAL COVENANTS.........................................................     37

Section 6.1      Preparation of the Joint Proxy Statement/Prospectus and Form S-4.............     37
                 ----------------------------------------------------------------
Section 6.2      Accountants' Letters.........................................................     38
                 --------------------
Section 6.3      Stockholders Meeting; Board Recommendation...................................     39
                 ------------------------------------------
Section 6.4      Access to Information, Confidentiality.......................................     41
                 --------------------------------------
Section 6.5      Reasonable Best Efforts......................................................     42
                 -----------------------
Section 6.6      Public Announcements.........................................................     42
                 --------------------
Section 6.7      No Solicitation; Acquisition Proposals.......................................     42
                 --------------------------------------
Section 6.8      Consents, Approvals and Filings..............................................     44
                 -------------------------------
Section 6.9      Company Options..............................................................     44
                 ---------------
Section 6.10     Employee Benefit Matters.....................................................     46
                 ------------------------
Section 6.11     Affiliates and Certain Stockholders..........................................     46
                 -----------------------------------
Section 6.12     Nasdaq Listing...............................................................     47
                 --------------
Section 6.13     Rights Agreement.............................................................     47
                 ----------------
Section 6.14     Indemnification and Insurance................................................     47
                 -----------------------------
Section 6.15     Tax Treatment................................................................     47
                 -------------
Section 6.16     Subsidiaries' Directors and Officers.........................................     48
                 ------------------------------------
Section 6.17     Stockholders Agreement.......................................................     48
                 ----------------------
Section 6.18     Financing....................................................................     48
                 ---------

Section 6.19     Employment Agreements and Noncompetition Agreements..........................     48
                 ---------------------------------------------------
Section 6.20     Tax Matters..................................................................     48
                 -----------

ARTICLE VII.     CONDITIONS PRECEDENT.........................................................     48

Section 7.1      Conditions to Each Party's Obligation to Effect the Merger...................     48
                 ----------------------------------------------------------
Section 7.2      Conditions to Obligations of Parent and Merger Sub...........................     49
                 --------------------------------------------------
Section 7.3      Conditions to Obligation of Company..........................................     51
                 -----------------------------------

ARTICLE VIII.    TERMINATION, AMENDMENT AND WAIVER............................................     52

Section 8.1      Termination..................................................................     52
                 -----------
Section 8.2      Effect of Termination........................................................     55
                 ---------------------
Section 8.3      Amendment....................................................................     55
                 ---------
Section 8.4      Extension; Waiver............................................................     55
                 -----------------
Section 8.5      Procedure for Termination, Amendment, Extension or Waiver....................     55
                 ---------------------------------------------------------

ARTICLE IX.      GENERAL PROVISIONS...........................................................     56

Section 9.1      Nonsurvival of Representations and Warranties................................     56
                 ---------------------------------------------
Section 9.2      Fees and Expenses............................................................     56
                 -----------------
Section 9.3      Definitions..................................................................     56
                 -----------
Section 9.4      Notices......................................................................     58
                 -------
Section 9.5      Interpretation...............................................................     59
                 --------------
Section 9.6      Entire Agreement; Third-Party Beneficiaries..................................     59
                 -------------------------------------------
Section 9.7      Governing Law................................................................     59
                 -------------
Section 9.8      Assignment...................................................................     59
                 ----------
Section 9.9      Enforcement..................................................................     59
                 -----------
Section 9.10     Severability.................................................................     60
                 ------------
Section 9.11     Counterparts.................................................................     60
                 ------------

EXHIBIT A   Plan of Merger

EXHIBIT B   Affiliate Letter

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, dated as of October 19, 1999 (this "Agreement"), is made and entered into by and among Level 8 Systems, Inc., a Delaware corporation ("Parent"), TSAC, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Template Software, Inc., a Virginia corporation ("Company"). Parent, Merger Sub and Company are sometimes hereinafter collectively referred to as the "Parties."


                                   RECITALS:


     WHEREAS, the respective Boards of Directors of the Parties have determined that it would be advisable and in the best interests of their respective corporations and their respective stockholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to each of the Parties' willingness to enter into this Agreement, Parent and Company have entered into a Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"), with each of the stockholders named on the signature pages thereof, pursuant to which each such stockholder has agreed, among other things, to vote all shares of capital stock of Company and Parent owned by such stockholder in favor of the adoption of this Agreement and the transactions contemplated by this Agreement;

     WHEREAS, the Parties desire to make certain representations, warranties and covenants in connection with the Merger and to prescribe various conditions to the consummation of the Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the Parties hereto hereby agree as follows:

                                   ARTICLE I


                                  THE MERGER

     Section 1.1 The Merger. On the terms and subject to the conditions set
                 ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Virginia Stock Corporation Act (the "VSCA"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

     Section 1.2  Closing.  Unless this Agreement shall have been terminated and
                  -------
the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Suite 1600, Atlanta, Georgia 30303, unless another date, time or place is agreed to in writing by the Parties hereto.

     Section 1.3  Effective Time. The Parties hereto shall file with the
                  --------------
Secretary of State of the State of Delaware (the "Delaware Secretary of State") and the State Corporation Commission of Virginia (the "Virginia Commission") on the Closing Date (or on such other date as Parent and Company may agree) a certificate and/or articles of merger and any other appropriate documents, including a plan of merger, in the form attached hereto as Exhibit A (the "Plan
                                                           ---------
of Merger"), executed in accordance with the relevant provisions of the DGCL and VSCA, and make all other filings or recordings required under the DGCL and VSCA in connection with the Merger. The Merger shall become effective upon the filing of the certificate and/or articles of merger with the Delaware Secretary of State and the Virginia Commission, or at such later time as is specified in the certificate and/or articles of merger (the "Effective Time").

     Section 1.4  Effects of the Merger.  The Merger shall have the effects set
                  ---------------------
forth in the applicable provisions of the DGCL, the VSCA and the Plan of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

     Section 1.5  Certificate of Incorporation; Bylaws. At the Effective Time,
                  ------------------------------------
(a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law, and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     Section 1.6  Directors; Officers.  From and after the Effective Time, the
                  -------------------
directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.7  Tax Consequences. For federal income tax purposes, the Merger
                  ----------------
is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.



                                  ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

     Section 2.1  Effect on Capital Stock. At the Effective Time, by virtue of
                  -----------------------
the Merger and without any action on the part of any holder of shares of Company's common stock, par value $0.01 per share ("Shares"), or any shares of capital stock of Merger Sub:

            (a)   Common Stock of Merger Sub. Each share of common stock, par
                  --------------------------
     value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b)   Cancellation of Treasury Shares and Parent-Owned Shares.  Each
                  -------------------------------------------------------
     Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as defined in Section 9.3(k)) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (c)   Conversion of Shares.  Each Share issued and outstanding
                  --------------------
     immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 3.1(j) and Shares to be canceled and retired in accordance with Section 2.1(b)) shall be converted into the right to receive (i) U.S. $4.00 in cash (the "Cash Consideration"), and (ii) that number of shares of common stock, par value $0.001 per share ("Common Stock"), of Parent equal to the Exchange Ratio (the "Stock Consideration," and together with the Cash Consideration, the "Merger Consideration"). The "Exchange Ratio" shall be a fraction, the numerator of which is U.S. $3.90 and the denominator of which is the Average Trading Price of Parent's Common Stock. The term "Average Trading Price" shall mean the average of the closing sales prices of a share of Parent Common Stock on The Nasdaq Stock Market for the ten consecutive trading days immediately preceding the third trading day immediately preceding the date on which a meeting of Parent's stockholders called for the purpose of voting on the Merger ("Parent Stockholders Meeting") shall have been held and a final vote of Parent's stockholders adopting and approving this Agreement and the transactions contemplated hereby shall have been taken. Notwithstanding anything to the contrary contained herein,
     (A) in the event the Average Trading Price is less than $10.62 (the "Base Price"), then the Exchange Ratio shall be 0.3672, and (B) in the event the Average Trading Price is more than $13.74, then the Exchange Ratio shall be
     0.2838. In the event there is no such closing sales price on a day within the ten day periods referenced in this Section 2.1 (c), the closing sales price on the day nearest preceding such day shall be utilized.

            (d)   Anti-Dilution. In the event of any stock dividend, stock
                  -------------
     split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock on or after the date hereof and prior to the Effective Time, the Exchange Ratio shall be adjusted accordingly.

     Section 2.2  Stock Options.  At and as of the Effective Time, all Company
                  -------------
Options (as defined in Section 4.1(d)), which have not otherwise been exercised or cancelled as provided in Section 6.9, shall be assumed by Parent in accordance with Section 6.9.


                                  ARTICLE III

                           EXCHANGE OF CERTIFICATES

     Section 3.1  Exchange of Certificates.
                  ------------------------

            (a)   Exchange Agent. Prior to or concurrently with the Effective
                  --------------
     Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Shares, for exchange in accordance with this Article III, through the Exchange Agent, the aggregate Cash Consideration, sufficient cash payable in lieu of any fractional shares of Common Stock and certificates representing the shares of Common Stock (such Cash Consideration and shares of Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding Shares.

            (b)   Letters of Transmittal; Surrender of Certificates.  As soon as
                  -------------------------------------------------
     reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any other Subsidiary of Parent) holding a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of Cash Consideration and a certificate representing the number of whole shares of Common Stock (and cash in lieu of fractional shares of Common Stock as contemplated by this Section 3.1) that the aggregate number of Shares previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

            (c)   Distributions with Respect to Unexchanged Shares.  No Cash
                  ------------------------------------------------
     Consideration and no dividends or other distributions with respect to Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock issuable upon the surrender of such Certificate pursuant to
     Section 3.1(b), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e), and all such Cash Consideration, dividends, other distributions and cash in lieu of fractional shares of Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate pursuant to Section 3.1(b). Subject to the effect of applicable escheat or similar laws, following the surrender of any such Certificate pursuant to Section 3.1(b) there shall be paid to the holder of the certificate representing the whole shares of Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the applicable amount of Cash Consideration and the amount of dividends or other distributions with respect to such whole shares of Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Common Stock, and the amount of any cash payable in lieu of a fractional share of Common Stock to which such holder is entitled pursuant to Section 3.1(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with respect to such whole shares of Common Stock with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Common Stock.

            (d)   Cancellation and Retirement of Shares, No Further Rights. As
                  --------------------------------------------------------
     of the Effective Time, all Shares (other than Dissenting Shares and Shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate theretofore representing any such Shares shall cease to have any rights with respect thereto (including without limitation the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 3.1(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

            (e)   No Fractional Shares.
                  --------------------

                  (i) No certificates or scrip representing fractional shares of Common Stock shall be issued upon the surrender for exchange of Certificates which have been converted pursuant to Section 2.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) In lieu of any such fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Common Stock upon surrender of Certificates for exchange pursuant to this Section 3.1 (after taking into account all Certificates delivered by such holders) will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the per share closing sales price of Parent's Common Stock (as reported on The Nasdaq Stock Market) on the trading day immediately prior to the date on which the Effective Time occurs, by (B) the fractional interest to which such holder otherwise would be entitled. Such amount in cash shall be deemed to be substituted for any such fractional share and constitute a portion of the Merger Consideration with respect to the related Shares. The fractional share interest of each holder of Shares will be aggregated, and no holder of Shares will receive cash in an amount equal to or greater than the value of one full share of Parent's Common Stock.

          (f)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ---------------------------
     cash included in the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States of America with maturities of 90 days or less, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) interest bearing accounts of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Parent 180 days after the Effective Time, and Parent shall include any income earned by the Exchange Fund on its applicable Tax Returns (as defined in Section 4.1(o)(i)) and pay any Taxes (as defined in the last paragraph of Section 4.1(o)) with respect thereto.

          (g)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
     which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this
     Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration, any cash in lieu of fractional shares of Common Stock and any dividends or distributions with respect to Common Stock provided for in Section 3.1(c).

          (h)  No Liability.  None of Parent, Merger Sub, the Surviving
               ------------
     Corporation or the Exchange Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(c)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i)  Withholding Rights.  Parent shall be entitled to deduct and
               ------------------
     withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

          (j)  Dissenting Shares.  Notwithstanding anything in this Agreement to
               -----------------
     the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have complied with the procedures for appraisal set forth in the VSCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the VSCA. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his, her or its Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Company shall not settle, compromise or pay any amount with respect to any claim for appraisal in connection with the Merger without the prior written consent of Parent. Holders of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under the VSCA, and from and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of Surviving Corporation.

                                  ARTICLE IV


                        REPRESENTATIONS AND WARRANTIES

     Section 4.1  Representations and Warranties of Company.  Company represents
                  -----------------------------------------
and warrants to Parent and Merger Sub, as of the date hereof and as of the Closing Date (unless specifically made as of another date), as follows:

            (a)   Organization and Standing. Each of Company and each Subsidiary
                  -------------------------
     of Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.3(h)) on Company. Company has furnished to Parent true, complete and correct copies of the articles of incorporation and bylaws or comparable governing documents of Company and each Subsidiary of Company, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's capital stock owned by Company or another Subsidiary, is set forth in Section 4.1(a) of the Disclosure Schedule (as defined in Section 9.3(c)).

            (b)   Authority; Noncontravention; and Corporate Power. Company has
                  ------------------------------------------------
     the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the adoption of this Agreement by its stockholders as contemplated by Section 6.3. This Agreement has been duly executed and delivered by Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. None of Company or its Subsidiaries is in violation of its articles of incorporation (or the comparable governing documents) or bylaws. Except as specified in Section 4.1(b) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the articles of incorporation or bylaws of Company or the comparable governing documents of any Subsidiary of Company, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in Section 4.1(c), contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

            (c)   Consents and Approvals. No consent, approval or authorization
                  ----------------------
     of, or declaration or filing with, or notice to, any domestic or foreign court, governmental agency or regulatory authority (a "Governmental Entity") or any other third party which has not been received or made (or has been received or made but is not otherwise in full force and effect) is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Joint Proxy Statement/Prospectus (as hereinafter defined), and
     (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the approval of the Merger by Company's stockholders, (iii) the filing of the certificate and/or articles of merger with the Virginia Commission and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(c) of the Disclosure Schedule, and (v) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

            (d)   Capital Structure.  The authorized capital stock of Company
                  -----------------
     consists solely of (i) 17,000,000 Shares and 3,000,000 shares of preferred stock, par value $0.01 per share, of Company ("Preferred Shares"). At the close of business on October 15, 1999, (i) 4,922,830 Shares were issued and outstanding, (ii) no Preferred Shares were issued and outstanding, (iii) 3,306,702 Shares were subject to issuance pursuant to outstanding options to purchase Shares pursuant to Company's 1986 Incentive Stock Option Plan, 1992 Incentive Stock Option Plan, 1992 Incentive Stock Option Plan-Class B, 1992 Non-Statutory Stock Option Plan, and the 1996 Equity Incentive Plan (collectively, the "Option Plans"). There are no outstanding options under the Company's 1984 Incentive Stock Option Plan. Stock options granted by Company pursuant to the Option Plans that are currently in effect or that have been in effect and otherwise are referred to in this Agreement are referred to herein as "Company Options." There are no Company Options other than Company Options outstanding under the Option Plans. Section 4.1(d) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
     Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of Shares subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; and (vi) the extent to which such Company Option is vested and exercisable as of October 15, 1999. All Company Options vest as set forth in Section 4.1(d) of the Disclosure Schedule. The Company has delivered to Parent accurate and complete copies of all Option Plans pursuant to which Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. Except as set forth in Section 4.1(d) of the Disclosure Schedule and as otherwise contemplated in this Agreement, there are no commitments or agreements of any nature to which Company is bound obligating Company to accelerate the vesting of any Company Option. Except as set forth in this
     Section 4.1(d), at the close of business on October 19, 1999, no shares of capital stock or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as specified above or in
     Section 4.1(d) of the Disclosure Schedule or as contemplated by the Stockholders Agreement, neither Company nor any Subsidiary of Company has or, at or after the Effective Time will have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which
     (A) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (B) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (C) relates to the voting of any shares of capital stock of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Company or any Subsidiary of Company may vote are issued or outstanding. Except as specified in Section 4.1(d) of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary of Company have been duly authorized and are validly issued, fully paid and nonassessable and are owned by Company, by one or more Subsidiaries of Company or by Company and one or more of such Subsidiaries, free and clear of all Liens (as defined in Section 9.3(g)). Except as set forth in Section 4.1(d) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has any contract, commitment or other obligation to repurchase, redeem or otherwise acquire any Shares or any capital stock of any of Company's Subsidiaries, or make any investment (whether by loan, capital contribution or otherwise) in any person. Except as set forth in Section 4.1(d) of the Disclosure Schedule, neither Company nor any of its Subsidiaries owns, or has any contract, commitment or other obligation to acquire, any other securities of any person or any direct or indirect equity or ownership interest in any other business.

            (e)   SEC Documents. Company has filed all required reports,
                  -------------
     schedules, forms, statements and other documents with the SEC since January 28, 1997 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the

     SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

            (f)   Absence of Certain Changes or Events; No Undisclosed Material
                  -------------------------------------------------------------
     Liabilities.
     -----------

                  (i) Except as disclosed in the SEC Documents filed by Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or specified in Section 4.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their businesses only in the ordinary course, and there has not been: (A) any change, event or occurrence which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business consistent with past practice; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof which write-off, write-down or determination exceeds $50,000 individually or $100,000 in the aggregate; (H) any announcement or implementation of any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries; or (I) any announcement of or entry into any agreement, commitment or transaction by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (H) otherwise than as expressly provided for herein.

                  (ii) Except as disclosed in the Filed SEC Documents or specified in Section 4.1(f) of the Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Filed SEC Documents, there are no liabilities of Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise required by generally accepted accounting principles ("GAAP") to be reflected on a consolidated balance sheet of Company and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto, having, or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (g)  Real Property; Other Assets.
               ---------------------------

               (i) Section 4.1(g)(i) of the Disclosure Schedule sets forth all of the real property owned in fee by Company and its Subsidiaries (the "Owned Real Property").

               (ii) Company or one of its Subsidiaries has good and marketable fee simple title to each parcel of Owned Real Property and good and marketable title to each other asset reflected in the latest balance sheet of Company included in the Filed SEC Documents (other than any such other asset disposed of or consumed in the ordinary course of business or as specified on Section 4.1(g)(ii) of the Disclosure Schedule) free and clear of all Liens except (A) those reflected or reserved against in the latest balance sheet of Company included in the Filed SEC Documents, (B) taxes and general and special assessments not in default and payable without penalty and interest, (C) those Liens set forth on Section 4.1(g)(ii) of the Disclosure Schedule, and
          (D) such other Liens and other imperfections of title, if any, as do not detract from the value or materially interfere with the present use of the property affected thereby.

               (iii) Section 4.1(g)(iii) of the Disclosure Schedule sets forth a true and complete list, and Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except as set forth in Section 4.1(h)(iii) of the Disclosure Schedule or in each case where the failure could not reasonably be expected to have, individually, a Material Adverse Effect on Company:

          (A) Company or one of its Subsidiaries has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all Liens and each Real Property Lease is in full force and effect; (B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all respects;
          (C) no termination event or condition or uncured default on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease; (D) to Company's knowledge, Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease; and (E) no consent or approval from the lessor under the Real Property Leases is required for the consummation by Company of the transactions contemplated hereby.

               (iv) To Company's knowledge, each parcel of the Owned Real Property has (A) full and unencumbered legal access to a publicly dedicated street, (B) adequate water supply, storm and sanitary sewage or septic facilities, telephone, gas, and electrical facilities, and all other required public utilities, and (C) no easements are required or necessary for the full access and use of each parcel of Owned Real Property.

               (v) To Company's knowledge, Company's, or any of its Subsidiaries', current use of the Owned Real Property and the Leased Real Property and the improvements and buildings located thereon and the presently anticipated future use of the Owned Real Property and the Leased Real Property in connection with the operation of Company's, or any of its Subsidiaries', business is in compliance in all material respects and substantially conforms with all applicable zoning and building regulation requirements.

          (h)  Software.
               --------

               (i) Section 4.1(h)(i) of the Disclosure Schedule sets forth under the caption "Owned Software" a true, correct and complete list of all material computer programs (source code or object code) which were developed for or on behalf of, or have been purchased by, Company or any Subsidiary of Company and which are currently used internally by Company or which have been distributed by Company or any of its Subsidiaries and all material computer programs under development by Company or its Subsidiaries but not currently distributed (collectively, the "Owned Software"), and Section 4.1(h)(i) of the Disclosure Schedule sets forth under the caption "Licensed Software" a true, correct and complete list of all material computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person which are currently used internally by Company or which have been distributed by Company or any of its Subsidiaries, whether as integrated or bundled with any of Company's or its Subsidiaries' computer programs or as a separate stand-alone product (specifically excluding any off-the-shelf computer program that is validly and properly licensed under a shrink-wrap license) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

               (ii) Except as specified in Section 4.1(h)(ii) of the Disclosure Schedule, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use, create derivative works of, or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation, including without limitation all related engineering specifications, program flow charts, installation and user manuals and know-how necessary for the effective use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. Company, directly or through its Subsidiaries, is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software constitutes all of the computer programs necessary to conduct Company's business as now conducted, and includes all of the computer programs licensed or offered for license to Company's customers and potential customers or otherwise used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company. Except as specified in
          Section 4.1(h)(ii) of the Disclosure Schedule, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

               (iii) Section 4.1(h)(iii) of the Disclosure Schedule sets forth a true, correct and complete list, by computer program, of (A) all persons other than Company and its Subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Section 4.1(h)(iii) of the Disclosure Schedule, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (F) of Section 4.1(k) that restricts such person from disclosing any information concerning such source code) is in
          possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

               (iv) There are no defects in any computer program included in the Software that would materially adversely affect the functioning thereof in accordance with any published specifications therefor or in accordance with any warranties given with respect thereto. Without limiting the generality of the foregoing, all of the Software has the following properties and capabilities: (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (D) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; and (G) the capability to correctly recognize leap years, including the year 2000, and to properly process date calculations involving or spanning leap years. Each computer program included in the Software is in machine readable form and contains all current revisions. Section 4.1(h)(iv) of the Disclosure Schedule sets forth a true, correct and complete list of current claims of defects by customers of Company or any of its Subsidiaries under warranties or support and maintenance agreements.

               (v) Except as specified in Section 4.1(h)(v) of the Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company or any Subsidiary of Company of any version or release of any computer program included in the Software obligates or will obligate Company or any Subsidiary of Company to pay any royalty, fee or other compensation to any other person.

               (vi) Neither Company nor any of its Subsidiaries markets, or has marketed, and none of them have supported or is obligated to support, any Licensed Software separate from the Owned Software.

               (vii) Except as specified in Section 4.1(h)(vii) of the Disclosure Schedule: (A) no material agreement, license or other arrangement pertaining to any of the Software (including, without limitation, any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Company or any Subsidiary of Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; and (B) all licenses covering Licensed Software are of perpetual duration (subject to provisions allowing Company to terminate and provisions allowing the respective licensors to terminate in the event of a breach by Company).

          (i)  Intellectual Property.
               ---------------------

               (i) Section 4.1(i)(i) of the Disclosure Schedule sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, and all material copyrights, trade dress, trademarks, trade names, service marks, domain names and other material intellectual property rights, including, without limitation, trade secrets, processes, formulae, designs and know-how used by Company or any Subsidiary of Company in connection with the conduct of Company's business, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "Intellectual Property"). Parent has heretofore been furnished with true, correct and complete copies of each registration or application for registration covering any of the Intellectual Property or Software which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity.

               (ii) The Intellectual Property includes all of the material intellectual property rights owned by or licensed by or to Company and its Subsidiaries that are necessary to conduct Company's business as it is now conducted, and includes all of the material intellectual property rights owned by or licensed by or to Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software or are licensed by Company to, or offered for license to, Company's customers or potential customers. Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens, and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof.

               (iii) For purposes of this Section 4.1(i), the term "Intellectual Property" shall not be deemed to include the Software, which is treated in Section 4.1(h).

          (j)  No Infringement.  Except as specified in Section 4.1(j) of the
               ---------------
     Disclosure Schedule, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Owned Software or Intellectual Property (and, to Company's knowledge, the Licensed Software), as such Software or Intellectual Property, as the case may be, is or was, or is currently contemplated to be sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (A) infringe on any patent, trademark, copyright or other right of any other person,

     (B) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person or a violation of any relevant agreement governing the license of the Licensed Software to Company or its Subsidiaries, or (C) entitle any other person to any interest therein, or right to compensation from Company, any Subsidiary of Company or any of their respective successors or assigns, by reason thereof, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as specified in Section 4.1(j) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or has knowledge of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation. Except as specified in
     Section 4.1(j) of the Disclosure Schedule, and except as provided in the relevant agreements governing the license of the Licensed Software to Company or its Subsidiaries, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or Intellectual Property.

          (k)  Material Contracts.  There have been made available to Parent and
               ------------------
     its representatives true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "Material Contracts"):
     (A) contracts with any current officer, director or employee of Company or any of its Subsidiaries; (B) contracts pursuant to which Company or any of its Subsidiaries licenses other persons to use any of the Software or has agreed to support, maintain, upgrade, enhance, modify, port, or consult with respect to any of the Software, or pursuant to which other persons license Company or any of its Subsidiaries to use the Licensed Software;
     (C) contracts (1) for the sale of any of the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business, or (2) for the grant to any person of any preferential rights to purchase any of its assets; (D) contracts by which Company has agreed to design, develop, author or create any new custom, or customized software for any third party; (E) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (F) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person or which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries;
     (G) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money; and (H) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to Company. Except as specified in Section 4.1(k) of the Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect on Company, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(k) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is in breach or default (with or without notice or lapse of time, or both) in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default (with or without notice or lapse of time, or both) thereunder in any material respect. Except as described or listed in Section 4.1(k) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any existing contract, obligation or commitment of any type in any of the following categories: (1) any sales contract, including any open bid or quotation, which is of an open-end or blanket nature; (2) contracts for the purchase of materials, supplies or equipment which have not been entered into in the ordinary course of business and consistent with past practice or for capital expenditures in excess of $75,000; (3) contracts with distributors, manufacturers' representatives or sales agents, except those which are terminable at the option of Company or any of its Subsidiaries on 60 days' notice or less without incurring any liability in excess of $50,000; (4) contracts under which Company or any of its Subsidiaries has, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (aa) the performance of any other person, firm or corporation under a contract, or (bb) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation; (5) powers of attorney outstanding from Company or any of it Subsidiaries other than as issued in the ordinary course of business and consistent with past practice with respect to customs, insurance, patent, trademark or tax matters, or to agents for service of process; (6) contracts under which any amount payable by Company or any of its Subsidiaries is dependent upon the revenues or profits of Company or any of its Subsidiaries (other than employment contracts containing bonus payment provisions dependent on Company's or any of its Subsidiaries' financial performance which are contained in Section 4.1(k) of the Disclosure Schedule); (7) contracts with any party for the loan of money or availability of credit to or from Company or any of its Subsidiaries (except trade credit extended by Company or any of its Subsidiaries to its or their customers or travel advances to its or their employees in the ordinary course of business and consistent with past practice); or (8) any hedging, option, derivative or other similar transaction.

          (l)  Litigation, etc.  Except as disclosed in the Filed SEC Documents
               ---------------
     or as specified in Section 4.1(l) of the Disclosure Schedule, (i) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries, and to the knowledge of Company, there is no investigation pending or threatened against Company or any of its Subsidiaries, in each case, before any court or other Governmental Entity, (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award, and (iii) to the knowledge of Company, no event, fact or circumstance which could reasonably be expected to give rise to a suit, claim, action, or proceeding (at law or in equity) against Company or any of its Subsidiaries exist that, in any such case described in clauses (i), (ii) and (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (m)  Compliance with Applicable Laws.  All federal, state, local and
               -------------------------------
     foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default (with or without notice or lapse of time or both) under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in Section 4.1 (m) of the Disclosure Schedule, Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (n)  Environmental Laws.  Except as specified in Section 4.1(n) of the
               ------------------
     Disclosure Schedule, to Company's knowledge: (i) neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law (as defined in Section 9.3(d)); (ii) none of the Owned Real Property or Leased Real Property (including without limitation soils and surface and ground waters) has been or are contaminated with any Hazardous Substance (as defined in Section 9.3(e)); (iii) neither Company nor any of its Subsidiaries is potentially liable or liable for any off-site contamination; (iv) neither Company nor any of its Subsidiaries has any notice of an actual liability, remediation obligation or reporting duty under any Environmental Law; (v) no assets of Company or any of its Subsidiaries are subject to pending or threatened Liens under any Environmental Law; (vi) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (vii) Company and its Subsidiaries are in compliance with their respective Environmental Permits.

          (o)  Taxes.  Except as specified in Section 4.1(o) of the Disclosure
               -----
     Schedule:

               (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and other statements of any kind ("Returns") required to be filed by or for it in respect of any Taxes (as defined in the last paragraph of this Section 4.1(o)) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes with respect to the results of operations of Company and its Subsidiaries through the date of such financial statements, and

          (C) timely withheld and paid over to the proper taxing authorities all Taxes required to be so withheld and paid over through the date hereof. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes with respect to any Returns referred to in the immediately preceding sentence and that became due and payable on or before the date hereof.

               (ii) (A) There has been no taxable period since 1991 for which a Return of Company or any of its Subsidiaries has been examined on audit by the Internal Revenue Service (the "IRS") or an applicable state, local or foreign taxing authority that remains open as of the date hereof, and (B) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

               (iii) Neither Company nor any of its Subsidiaries has (A) executed or entered into with the IRS or any other taxing authority any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any Taxes, (B) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Date any Return required by applicable law to be filed by it.

               (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of
          Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

               (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

               (vi)   Company has no pending application with the IRS under
          Section 481(a) of the Code requesting a change in accounting method or otherwise.

               (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of Section

          897(c)(2) of the Code during the applicable period specified in
          Section 897(c)(1)(A)(ii) of the Code.

               (viii) Except for the group of which Company is presently the common parent, Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, and each of Company's Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where Company was the common parent of such affiliated group.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign or other jurisdiction taxes including, but without limitation, income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (p)  Benefit Plans.  Section 4.1(p) of the Disclosure Schedule sets
               -------------
     forth a true, correct and complete list of all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries (Company ERISA Plans and such other plans being referred to as "Company Plans"). Company has furnished to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan is established or operated (including any summary plan descriptions), a written description of any Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan, if required. Except as specified in Section 4.1(p) of the Disclosure Schedule:

               (i) No member of Company Group (as defined below) maintains, or has at any time established or maintained, or has at any time obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA).

               (ii) None of Company Plans promises or provides retiree health or life insurance benefits to any person (other than continuation health coverage benefits under the Consolidated Omnibus Budget Reconciliation Act).

               (iii) None of Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

               (iv) Neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new Company Plan or, except as required by law, the amendment of an existing Company Plan.

               (v) The IRS has issued favorable determination letters to the effect that each Company ERISA Plan intended to be qualified under
          Section 401(a) of the Code qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Company ERISA Plan have been delivered to Parent. Except as disclosed in Section 4.1(p) of the Disclosure Schedule, no Company ERISA Plan has been amended since the issuance of each respective determination letter. The Company ERISA Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required.

               No issue concerning the qualification of Company ERISA Plans is pending before or, to the knowledge of Company, is threatened by the IRS. The Company ERISA Plans have been administered in all material respects according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case Company ERISA Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in all material respects in accordance with the requirements of Code Section 401(a), in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries or any other entities which now or in the past constitute a single employer within the meaning of Code Section 414 (the "Company Group") or any fiduciary of any Company ERISA Plan has done anything that would adversely affect the qualified status of Company ERISA Plans or the related trusts.

               Any Company ERISA Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

               (vi) Each Company Plan has been operated in accordance with its terms and the requirements of all applicable law, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

               (vii) No member of Company Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to Company Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406).

          All members of Company Group and all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to Company Plans, including any members of Company Group which are fiduciaries as to a Company ERISA Plan, have complied in all respects with the requirements of ERISA
          Section 404. No member of Company Group and no party in interest or disqualified person with respect to Company Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA. Except as disclosed in the Disclosure Schedule, no member of Company Group is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of any member of Company Group engaging in a prohibited transaction under ERISA or the Code, and Company Group has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

               (viii) No member of Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA or has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability.

               (ix) Each member of Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of Company Plans and in accordance with applicable laws to be paid as a contribution to each Company Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Plan. The assets of all Company Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of Company. The assets of each Company Plan are reported at their fair market value on the books and records of each plan.

               (x) There are no claims relating to Company Plans, other than routine claims for benefits.

               (xi) Each member of Company Group has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608. Each member of Company Group has also complied with the portability, access, and renewability provisions of Section K, Chapter 100 of the Code and Section 701 et. seq. of ERISA.

               (xii) Except as set forth in Section 4.1(p)(xii) of the Disclosure Schedule, no member of Company Group is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Code Section 280G(b) (determined without regard to Code Section 280G(b)(2)(A)(ii)).

               (xiii) None of Company Plans provide for benefits or other participation therein, and Company has received no claims or demands for participation in or benefits under any Company Plan, by any individual classified or treated by Company as an independent contractor.

          The representations and warranties set forth in this Section 4.1(p) shall be true and correct as if made with respect to the equivalent rules and regulations governing employee benefits and related matters in the United Kingdom and Germany.

          (q)  Absence of Changes in Benefit Plans.  Except as disclosed in the
               -----------------------------------
Filed SEC Documents or in Section 4.1(q) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan.

          (r)  Labor Matters.
               -------------

               (i) Except as disclosed in the Filed SEC Documents or specified in Section 4.1(r)(i) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore delivered to Parent true, complete and correct copies of the agreements referred to in the previous sentence, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

               (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

               (iii) Except as specified in Section 4.1(r)(iii) of the Disclosure Schedule, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries.

          (s)  State Takeover Statutes; Company Rights Plan.  As of the date
               --------------------------------------------
     hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in affiliated transactions and control share acquisitions contained in the VSCA or any other applicable state takeover statute, are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of the Stockholders Agreement, the Board of Directors of Company approved the Stockholders Agreement and the transactions contemplated thereby. The Board of Directors of Company has taken all actions so that the Rights Agreement, dated as of July 3, 1998, between Company and First Union National Bank, as rights agent (the "Company Rights Plan") has been amended to (i) render Company Rights Plan inapplicable to Parent, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (A) none of Parent or its Subsidiaries is an Acquiring Person (as defined in Company Rights Plan) pursuant to Company Rights Plan by virtue of the execution of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby, and (B) a Distribution Date (as such term is defined in Company Rights Plan) does not occur, and the Rights (as such term is defined in Company Rights Plan) will not become distributable, nonredeemable or exercisable, by reason of the execution of this Agreement, the Stockholders Agreement the consummation of the Merger, or the consummation of the transactions contemplated hereby.

          (t)  Brokers. No broker, investment banker, financial advisor or other
               -------
     person, other than U.S. Bancorp Piper Jaffray, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company.

          (u)  Written Opinion of Financial Advisor.  Company has received the
               ------------------------------------
     written opinion of U.S. Bancorp Piper Jaffray, dated October 19, 1999 (a true and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration is fair to the holders of Shares from a financial point of view.

          (v)  Voting Requirements.  The affirmative vote of the holders of at
               -------------------
     least two-thirds of the outstanding Shares entitled to vote at Company Stockholders Meeting (as defined in Section 6.3(a)) with respect to the adoption of this Agreement, voting together as a single class, is the only vote of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company.

          (w)  Government Contracts.  Section 4.1(w) of the Disclosure Schedule
               --------------------
     lists all contracts, leases, agreements, licenses, commitments or understandings, subcontracts, written or oral, between Company, or any of its Subsidiaries, and a Governmental Entity ("Government Contracts"), which have not been administratively closed out, including all labor task orders and level of effort with the United States Government of Company or any of its Subsidiaries. The representations and warranties in this Section 4.1(w) with respect to Government Contracts shall take precedence over any inconsistent representations or warranties in any other Section of Article IV of this Agreement, and the representations and warranties of this
     Section 4.1(w) apply and relate only to Government Contracts to which Company or any of its Subsidiaries is a party. Except as set forth in
     Section 4.1(w) of the Disclosure Schedule:

               (i) Company and each of its Subsidiaries is not nor have their predecessors been a party to any contractual obligation or subject to any applicable law requirement involving organizational or institutional conflicts of interest such that would result in the termination of any Government Contract, that would impose any material limitation on Company's or its Subsidiaries' ability to perform such Government Contract or to continue their business as presently conducted, or that would impose any material limitation upon Parent's submission of a proposal in response to any resolicitation of any Government Contracts.

               (ii) No payment has been made by Company or its Subsidiaries or their predecessors, or to their knowledge, by any person authorized to act on their behalf, to any person in connection with any Government Contract of Company or its Subsidiaries or their predecessors, in violation of applicable United States or foreign procurement laws or regulations, United States criminal or civil laws relating to bribes or gratuities, or in violation of the Foreign Corrupt Practices Act or other requirements of law.

               (iii) With respect to each Government Contract to which Company or any of its Subsidiaries is, or any of their predecessors was, a party: (A) representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as to their effective date, and each of Company, its Subsidiaries and their predecessors has complied in all material respects with all such representations and certifications; (B) neither the United States Government nor any prime contractor, subcontractor or other person has notified Company, its Subsidiaries or their predecessors, either orally (to Company's knowledge) or in writing, that Company, its Subsidiaries or their predecessors have breached or violated any applicable law, or, for any Government Contract, any certificate, representation, clause, provision or requirement pertaining thereto; and (C) no termination for convenience or termination for default has occurred within the last five years and no cure notice or show cause notice is currently in effect pertaining to such Government Contract.

               (iv) To Company's knowledge, (A) neither Company, its Subsidiaries, their predecessors nor any of their respective directors, officers or employees is (or during the last five years has been) under administrative, civil, or criminal investigation or indictment by any Governmental Entity, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, and (B) during the last five years, Company, its Subsidiaries and their predecessors have not conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government in connection with Government Contracts.

               (v) To Company's knowledge, there exists (A) no outstanding claims against Company, its Subsidiaries or their predecessors, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract, and (B) except as disclosed in Section 4.1(l) of the Disclosure Schedule, no disputes between Company, its Subsidiaries or their predecessors and the United States Government under the Contracts Disputes Act or any other federal statute or between Company, or its Subsidiaries or their predecessors and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract.

               (vi) To Company's knowledge, neither Company, any of its Subsidiaries, any of their predecessors nor any person while serving as director, officer or employee of Company, any of its Subsidiaries or any of their predecessors during the last five years has been (A) suspended or debarred from doing business with the United States Government, or (B) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

               (vii) Neither Company, any of its Subsidiaries, nor any of their predecessors is, and to Company's knowledge, no other party is, in material breach of or in default under any Government Contract. Furthermore, (A) Company and each of its Subsidiaries is and has been, and their predecessors were, in compliance with all applicable law requirements pertaining to the award and performance of Government Contracts, (B) Company, its Subsidiaries and their predecessors have had at all times all authorizations required in connection with the award and performance of their Government Contracts, (C) all of the Government Contracts were competitively awarded, and (D) neither Company, any of its Subsidiaries nor any of their predecessors has received any written notice of violation of any applicable law requirement or authorization which could result in the loss of any security clearance, the inability to continue to perform Government Contracts or to obtain future Government Contracts or the suspension or debarment from government contracting. Neither Company, any of its Subsidiaries nor any of their predecessors is subject to any judgment, writ, decree or injunction of any Governmental Entity relating to the award and performance of Government Contracts or any transaction or activities incidental thereto.

               (viii) With respect to each Government Contract to which Company or any of its Subsidiaries is or any of their predecessors was a party: (A) all contract reporting required to be submitted to the applicable Governmental Entity is up-to-date, and each of Company, its Subsidiaries and their predecessors has complied in all material respects with all such contract reporting obligations pursuant to the applicable laws; (B) the internal accounting system used to track costs of operations and contract performance of Company and each of its Subsidiaries is in full compliance with the Cost Accounting Standards as set forth in 49 Code of Federal Regulations, Chapter 99, and as otherwise required by applicable laws, if required; (C) the Cost and Pricing Data (as defined in the Federal Acquisition Regulation, 48 Code of Federal Regulations, Chapter) previously supplied to the applicable Governmental Entity is accurate, complete and current; and (iv) the internal cost accounting and labor accounting system of Company and each of its Subsidiaries is adequate to properly allocate employee time.

               (ix) With respect to each Government Contract, there are currently no domestic civil, criminal or administrative actions, suits, written claims, written allegations of defective pricing, defective products and services, cost mischarging or violations of the cost accounting standards under any applicable law, hearings or proceedings pending (including but not limited to those which are likely to result in the suspension or debarment of Company or any of its Subsidiaries from contracting with the United States Government) or, to the knowledge of Company, threatened against Company or any of its Subsidiaries.

               (x) Company has not granted "unlimited rights" or "Government Purpose License Rights," or any unlimited-quantity, agency-wide, or site licenses in any of the Software to any Governmental Entity; no Governmental Entity has claimed such rights and none is entitled thereto.

          (x)  Insurance.  Company has insurance policies and fidelity bonds
               ---------
     covering its and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of Company. All premiums due and payable under all such policies and bonds have been paid, and Company is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance could not reasonably be expected to have a Material Adverse Effect. The reserves established by Company in respect of all matters as to which Company self-insures, including for workers' compensation and workers' medical coverage, are adequate and appropriate. Section 4.1(x) of the Disclosure Schedule sets forth a true and complete list of all insurance policies, fidelity bonds and self-insurance provisions of Company.

          (y)  Business Relationships.  The relationships of Company and its
               ----------------------
     Subsidiaries with their significant customers, distributors, licensors, designers and suppliers are satisfactory in all material respects to the Company and, to Company's knowledge, the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not materially adversely affect the relationships of Company and its Subsidiaries with such customers, distributors, licensors, designers and suppliers.

          (z)  HSR Compliance. The Company is not a person (nor is it included
               --------------
     in a person), that has total assets of $100 million or more or annual net sales of $100 million or more, within the meaning of, and all as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 4.2  Representations and Warranties of Parent and Merger Sub.
                  -------------------------------------------------------
Parent and Merger Sub represent and warrant to Company, as of the date hereof and as of the Closing Date (unless specifically made as of another date), as follows:

            (a)   Organization and Standing.  Each of Parent and Merger Sub is a
                  -------------------------
     corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Except as disclosed in Section 4.2(a) of the Disclosure Schedule, each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has furnished to Company true, complete and correct copies of the certificates of incorporation and bylaws of Parent and Merger Sub, in each case, as amended to the date of this Agreement.

            (b)   Authority; Noncontravention; and Corporate Power.  Parent and
                  ------------------------------------------------
     Merger Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and have been duly approved by Parent as sole stockholder of Merger Sub and, except for the approval by the affirmative vote of holders of the requisite number of shares of Parent Common Stock with respect to the issuance of Parent Common Stock in the Merger pursuant to this Agreement and the adoption of a proposal to increase the number of Parent Common Stock under Parent's 1997 Stock Option Plan, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principals of equity. None of Parent or its Subsidiaries is in violation of its certificate of incorporation or bylaws. Except as specified in
     Section 4.2(b) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in Section 4.2(b) of the Disclosure Schedule, no consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or third party which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated hereby, except for (A) the filing with the SEC of the Form S-4 (as defined in Section 6.1(c)) and the declaration of effectiveness of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the certificate and/or articles of merger with the Virginia Commission and the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (C) such other consents, approvals, authorizations, filings or notices as are specified in
     Section 4.2(b) of the Disclosure Schedule, and (D) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            (c)   Capital Structures.  The authorized capital stock of Parent
                  ------------------
     consists of (i) 40,000,000 shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 21,000 shares have been designated Series A 4.0% Convertible Redeemable Preferred Stock ("Series A Preferred Stock"). At the close of business on October 13, 1999, (A) 8,873,791 shares of Common Stock were issued and outstanding,
     (B) 21,000 shares of Series A Preferred Stock were issued and outstanding,
     (C) 3,620,000 shares of Common Stock were reserved for issuance pursuant to Parent's employee and director benefit plans, of which options to purchase 2,570,554 shares were outstanding, (D) 2,780,632 shares of Common Stock were reserved for issuance pursuant to outstanding warrants, and (E) 2,100,000 shares of Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock. Except as set forth in the immediately preceding sentence, at the close of business on October 13, 1999, no shares of capital stock or other equity securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value per share, 1,000 of which have been validly issued, are fully paid, and nonassessable, and are owned by Parent. No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote are issued or outstanding. Except as set forth above, Parent does not have any outstanding option, warrant, call, subscription or other right, agreement or commitment which obligates Parent to issue, sell or transfer, repurchase, redeem or otherwise acquire any shares of the capital stock of Parent.

          (d)     SEC Documents.  Parent has filed all required reports,
                  -------------
     schedules, forms, statements and other documents with the SEC since January 1, 1997 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "Parent SEC Documents"). As of their respective dates, or if amended, as of the date of such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (e)     Absence of Certain Changes or Events.  Except as disclosed in
                  ------------------------------------
     the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or specified in Section 4.2(e) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been: (i) any change, event or occurrence which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Parent's capital stock other than regular quarterly dividends on Parent's outstanding Series A Preferred Stock, or any redemption or other acquisition by Parent of any shares of its capital stock; (iii) any change by Parent in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; or (iv) any announcement of or entry into any agreement, commitment or transaction by

     Parent or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (iii) otherwise than as expressly provided for herein.

          (f)     Brokers. No broker, investment banker, financial advisor or
                  -------
     other person, other than Advest Financial Advisors and except as disclosed in Section 4.2(f) of the Disclosure Schedule, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

          (g)     Interim Operations of Merger Sub.  Merger Sub was formed
                  ---------------------------------
     solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (h)     Financing. In order the finance the Merger, Parent has
                  ---------
     obtained a commitment letter (the "Commitment Letter") from Bank Hapoalim (the "Bank"), pursuant to which the Bank has committed, subject to the terms and conditions thereof, to provide Parent and Merger Sub with financing in an aggregate amount of up to $35 million (the "Financing"), a true, complete and correct copy of which has previously been provided to Company. Subject to the terms and conditions of the Commitment Letter (including the conditions to funding specified therein) and this Agreement, the Financing is sufficient to consummate the Merger.

          (i)     No Undisclosed Material Liabilities.  Except as disclosed in
                  -----------------------------------
     the Parent SEC Documents and liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Filed Parent SEC Documents, there are no liabilities of Parent or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries or in the notes, schedules or exhibits thereto, having, or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (j)     No Undisclosed Defaults.  Except as disclosed in the Parent
                  -----------------------
     SEC Documents, Parent and its Subsidiaries are not in default in any material obligation or covenant on its part to be performed under any lease or contract that is material to the business of Parent and its Subsidiaries.

          (k)     Title to Properties. Parent or one of its Subsidiaries has
                  -------------------
     good and marketable title to each material asset reflected in the latest balance sheet of Parent included in the Parent SEC Documents (other than any such asset disposed of or consumed in the ordinary course of business and any asset, the lack of good and marketable title could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent), free and clear of all Liens except those Liens that are reflected in the financial statements included in the Parent SEC Documents and those Liens that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

          (l)     Software.
                  --------

                  (i) Parent, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use, create derivative works of, or otherwise exploit, all versions and releases of all material computer programs (source code or object code) which were developed for or on behalf of, or have been purchased by, Parent or any of its Subsidiaries and which are currently used internally by Parent or which have been distributed by Parent or any of its Subsidiaries and all material computer programs under development by Parent or its Subsidiaries but not currently distributed ("Parent Owned Software") and all copyrights thereof, except in such cases which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (ii) Except as disclosed in Parent SEC Documents, there are no known defects in any computer program included in the Parent Owned Software or any material computer programs licensed to Parent or any of its Subsidiaries ("Parent Licensed Software" and, together with Parent Owned Software, "Parent Software") that would adversely affect the functioning thereof in accordance with any published specifications therefor or in accordance with any warranties given with respect thereto or that would cause the Parent Software to fail to have the properties and capabilities set forth in Section 4.1(h)(iv).

          (m)     Intellectual Property.  Except as disclosed in the Parent SEC
                  ---------------------
     Documents, Parent and/or one of its Subsidiaries has all material intellectual property rights (by ownership, valid license or otherwise) that are necessary to conduct their business as it is now conducted.

          (n)     No Infringement. Except as disclosed in the Parent SEC
                  ---------------
     Documents, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Parent or any Subsidiary of Parent of any material Parent Owned Software or material intellectual property, as such Parent Owned Software or intellectual property, as the case may be, is sold, licensed, leased, transferred, used or otherwise exploited by such persons, does (i) infringe on any patent, trademark, copyright or other right of any other person,
     (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or
     (iii) entitle any other person to any interest therein, or right to compensation from Parent or any Subsidiary of Parent by reason thereof, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (o)     Litigation.  Except as disclosed in the Filed SEC Documents
                  ----------
     or as specified in Section 4.2(o) of the Disclosure Schedule, (i) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, and to the knowledge of Parent, there is no investigation pending or threatened against Parent or any of its Subsidiaries, in each case, before any court or other Governmental Entity,
     (ii) neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award, and (iii) to the knowledge of Parent, no event, fact or circumstance which could reasonably be expected to give rise to a suit, claim, action or proceeding (at law or in equity) against Parent or any of its Subsidiaries exist that, in any such case described in clauses (i),
     (ii) and (iii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. As of the date hereof, there are no suits, claims, actions or proceedings pending or, to the knowledge of Parent, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (p)     Compliance with Applicable Laws. Except as disclosed in the
                  -------------------------------
     Parent SEC Documents, all Permits necessary for each of Parent and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default (with or without notice or lapse of time or both) under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents, Parent and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (q)     Taxes. Except as set forth in the Parent SEC Documents, as of
                  -----
     the date of this Agreement, Parent and each of its Subsidiaries has filed all Tax returns and reports required to be filed by it and has paid all Taxes with respect to such Returns (as defined in Section 4.1(o)), and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all Taxes of the Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. As of the date of this Agreement, no material deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or its Subsidiaries, nor is there, to the knowledge of the Parent after reasonable inquiry, any reasonable basis for the assertion of any such deficiency. No requests for waivers of the time to assess any such Taxes are pending as of the date of this Agreement. Proper amounts have been withheld by the Parent and its Subsidiaries from employee compensation payments for all periods in compliance with the Tax withholding provisions of applicable laws, except where the failure to withhold proper amounts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent or its Subsidiaries. As of the date of this Agreement, none of the federal income tax Returns of Parent or its Subsidiaries have been examined by the IRS for the fiscal years through December 31, 1998. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code.

          (r)     Benefit Plans. Except as disclosed in the Parent SEC
                  -------------
     Documents, with respect to all material employee benefit plans (as defined in ERISA) maintained or contributed to for the benefit of any current or former employee, officer or director of Parent or any of its Subsidiaries ("Parent ERISA Plans") and any other material benefit or compensation plan, program or arrangement maintained or contributed to for the benefit of any current or former employee, officer or director of the Parent or any of its Subsidiaries (Parent ERISA Plans and such other plans being referred to as "Parent Plans") are in material compliance with ERISA and the Code, if applicable, and such Parent Plans have been operated in material compliance with ERISA and the Code and any Parent Plan intended to be so qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Company's knowledge, nothing has occurred to cause the loss of such qualified status.

          (s)     HSR Compliance. The Parent is not a person (nor is it
                  --------------
     included in a person), that has total assets of $100 million or more or annual net sales of $100 million or more, within the meaning of, and all as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                   ARTICLE V

                        CONDUCT OF BUSINESS OF COMPANY

     Section 5.1  Conduct of Business of Company. Except as expressly provided
                  ------------------------------
for herein (including, without limitation, Section 6.9 hereof relating to Company Options), during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current key officers and employees and preserve the goodwill of those engaged in material business relationships with Company, and to that end, without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Subsidiary of Company, to its corporate Parent), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of its outstanding capital stock or any rights, warrants or options to acquire any such shares, except, in the case of this clause (iii), for the acquisition of Shares from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options;

          (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Company Options outstanding on the date of this Agreement;

          (c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

          (d) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person other than in the ordinary course of business consistent with past practice;

          (e) directly or indirectly sell, pledge or otherwise dispose of or encumber any of its properties or assets that are material to its business, except for sales, pledges or other dispositions or encumbrances in the ordinary course of business consistent with past practice;

          (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Company or any direct or indirect wholly owned Subsidiary of Company, or (ii) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine travel advances to employees or customer trade credit consistent with past practice, except, in the case of clause (i), for borrowings under existing credit facilities described in the Filed SEC Documents in the ordinary course of business consistent with past practice;

          (g) grant or agree to grant to any officer, employee or consultant any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by law and normal, regularly scheduled increases in respect of non-officer employees consistent with past practices;

          (h) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to new hires of nonofficer employees in the ordinary course of business consistent with past practice;

            (i) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as defined in Section 6.3);

          (j) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $50,000;

          (k) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

          (l) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business, except for any such agreement, understanding or commitment entered into in the ordinary course of business consistent with past practice;

          (m) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries;

          (n) except as previously approved by the Board of Directors of Company prior to the date hereof and as identified to Parent prior to the date hereof, authorize or commit to make capital expenditures in excess of $75,000;

          (o) amend the Company Rights Plan except as required by this Agreement; or

          (p) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
Section 5.1.


                                  ARTICLE VI

                             ADDITIONAL COVENANTS

     Section 6.1  Preparation of the Joint Proxy Statement/Prospectus and Form
                  ------------------------------------------------------------
S-4.  As soon as practicable following the date hereof:
---

          (a) Company and Parent shall jointly prepare for inclusion in the Form S-4 a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") relating to the Merger in accordance with the Securities Act and the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act, with respect to the transactions contemplated hereby. Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Joint Proxy Statement/Prospectus. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement/Prospectus, to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to cause the Joint Proxy Statement/Prospectus to be mailed to the stockholders of Parent and Company at the earliest practicable date after the Form S-4 is declared effective by the SEC.

          (b) Parent shall prepare and file with the SEC the Form S-4. Each of Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of the Shares as may be reasonably requested in connection with any such action.

          (c) The Company agrees that none of the information supplied or to be supplied by Company specifically for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in,
     (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance by Parent of shares of Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act and at any time thereafter it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus will, at the time it is mailed to the stockholders of each of Company and Parent, and at any time thereafter it is amended or supplemented, and at the time of the Company Stockholders Meeting and Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading. The Company agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein, or which may be deemed to be incorporated by reference therein.

          (d) Parent and Merger Sub each agrees that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in, (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at anytime thereafter it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus will, at the time it is mailed to the stockholders of each of Parent and Company and at any time thereafter it is amended or supplemented, and at the time of the Company Stockholders Meeting and Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading. Parent and Merger Sub each agrees that the Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Company specifically for inclusion or incorporation by reference therein, or which may be deemed to be incorporated by reference therein.

     Section 6.2  Accountants' Letters.
                  --------------------

          (a) Company shall use its best efforts to cause to be delivered to Parent a "comfort" letter of PricewaterhouseCoopers LLP, Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, and a "comfort" letter of PricewaterhouseCoopers LLP, dated a date within two business days before the Closing Date, each addressed to Company and Parent, related to the performance by PricewaterhouseCoopers LLP of its procedures with respect to the financial statements and other financial information contained in or incorporated by reference in the Form S-4, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

          (b) Parent shall use its best efforts to cause to be delivered to Company a "comfort" letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, and a "comfort" letter of PricewaterhouseCoopers LLP, dated a date within two business days before the Closing Date, each addressed to Company and Parent, relating to the performance by PricewaterhouseCoopers LLP of its procedures with respect to the financial statements and other financial information of Parent contained in or incorporated by reference in the Form S-4, in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

     Section 6.3  Stockholders Meeting; Board Recommendation.
                  ------------------------------------------

          (a) Company shall take all action necessary, in accordance with the VSCA, the Exchange Act and other applicable law and its articles of incorporation and bylaws, to convene and hold a special meeting of the stockholders of Company (the "Company Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement and to solicit proxies pursuant to the Joint Proxy Statement/Prospectus in connection therewith. Company shall ensure that the Company Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders Meeting are solicited, in compliance with all applicable legal requirements. Notwithstanding Section 6.3(c), Company's obligation to call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer (as defined below) or other Acquisition Proposal (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to the Merger.

          (b) Subject only to Section 6.3(c) hereof: (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has unanimously recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the Board of Directors of Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 6.3(b) shall prevent the Board of Directors of Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by Company's stockholders if (i) a Superior Offer is made to Company and is not withdrawn, (ii) neither Company nor any of its directors, officers, affiliates, or legal or financial advisors ("Representatives") shall have violated any of the covenants set forth in this Section 6.7, (iii) the Board of Directors of Company concludes in good faith, after and based upon consultation with its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, and (iv) Company provides Parent with at least five business days prior written notice of any meeting or written consent of Company's Board of Directors at which such Board of Directors is expected to consider or act upon such Superior Offer, which notice shall include a copy of such Superior Offer with the name of the person making such Superior Offer.

          (d) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Company or its
     Subsidiaries: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 20% or more of the equity securities of, Company or any of its Subsidiaries, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (e) For purposes of this Agreement, a "Superior Offer" means an unsolicited, bona fide written offer with respect to an Acquisition Proposal made by a third person that the Board of Directors of Company determines in its good faith judgment (based upon the written advice of its financial advisor and a copy of which shall have been provided to Parent) to be more favorable generally to Company's stockholders than the Merger, taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, and the conditions to and prospects for completion of such proposal than the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to complete the transaction contemplated by such offer is not fully committed unless, in the good faith determination of the Board of Directors of Company, such financing is likely to be obtained by such party on a timely basis.

          (f) Nothing contained in this Section 6.3 shall prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Company's stockholders which, in the good faith judgment of the Board of Directors of Company after consultation with outside counsel, is required under applicable law; provided that Company does not
                                                --------
     withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Company and its Board of Directors have complied with all the provisions of this Article VI.

     Section 6.4  Access to Information, Confidentiality.
                  --------------------------------------

          (a) Upon reasonable notice, Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, Returns, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. Any such investigation by Parent shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from Company in confidence to the extent required by, and in accordance with the provisions of, the letter agreement dated August 17, 1999, between Parent and Company with respect to confidentiality and other matters, and Parent agrees that, prior to the Effective Time, it will not use any such non-public information to, directly or indirectly, divert or attempt to divert any business, customer or employee of Company or any of its Subsidiaries.

          (b) Upon reasonable notice, Parent shall, and shall cause each of its Subsidiaries to, afford to Company and to Company's officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, Returns, personnel and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Company such information concerning its business, properties, financial condition, operations and personnel as Company may from time to time reasonably request. Any such investigation by Company shall not affect the representations or warranties contained in this Agreement. Except as required by law, Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from Parent in confidence to the extent required by, and in accordance with the provisions of, the letter agreement, dated August 17, 1999, between Parent and Company with respect to confidentiality and other matters, and Company agrees that, prior to the Effective Time, it will not use any such non-public information to, directly or indirectly, divert or attempt to divert any business, customer or employee of Parent or any of its Subsidiaries.

     Section 6.5  Reasonable Best Efforts. On the terms and subject to the
                  -----------------------
conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable (a) to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII, (b) to facilitate the ability of Parent and the Surviving Corporation to obtain facility security clearances from the appropriate Government Entities for each of Company's facilities currently having such facility security clearances and appropriate security clearances for personnel of the Surviving Corporation, (c) to avoid the termination for convenience by any Governmental Entity or non-renewal of any Government Contract, and (d) to maintain Company's current customer relationships.

     Section 6.6  Public Announcements.  Parent and Merger Sub, on the one hand,
                  --------------------
and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including without limitation the Form S-4 and the Joint Proxy Statement/Prospectus) or other public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, by court process or by obligations pursuant to the rules of The Nasdaq Stock Market.

     Section 6.7  No Solicitation; Acquisition Proposals.
                  --------------------------------------

          (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII and subject only to Section 6.7(b) of this Agreement, Company shall not directly or indirectly, and shall not authorize or permit any Representative of Company directly or indirectly to:

                  (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal;

                  (ii) furnish any non-public information regarding Company to any person in connection with or in response to an Acquisition Proposal;

                  (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

                  (iv)   approve, endorse or recommend any Acquisition Proposal;
          or

                  (v) enter into any letter of intent or similar document or any contract, agreement, commitment or understanding, written or oral, contemplating or otherwise relating to any Acquisition Proposal.

          Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of any of the restrictions set forth in this Section by any Representative of Company, whether or not such Representative is purporting to act on behalf of Company, shall be deemed to constitute a breach of this Section 6.7 by Company. In addition to the foregoing, Company shall provide Parent with at least five business days prior written notice of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer.

          Nothing in this Section 6.7(a) shall prevent the Company from filing with the SEC a report on Form 8-K with respect to this Agreement.

          (b) Nothing in Section 6.7(a) shall prevent Company, prior to the adoption and approval of this Agreement by Company's stockholders, from furnishing non-public information regarding Company to, or entering into discussions with, any person in response to a Superior Offer that is submitted by such person and not withdrawn if, in either case:

                  (i) neither Company nor any Representative of Company shall have breached any of the covenants set forth in this Section 6.7;

                  (ii) the Board of Directors of Company concludes in good faith, after and based upon consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law;

                  (iii) at least five business days prior to furnishing any such non-public information to, or entering into discussions with, such person, Company gives Parent written notice of the discussions with such person;

                  (iv) Company receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of Company, including standstill provisions no less favorable to Company then such agreements between Company and Parent; and

                  (v) five business days prior to furnishing any such non-public information to such person, Company furnishes such non-public information to Parent or, if such non-public information has previously been provided to Parent, specifically identifies the non-public information to be furnished to such third party.

          (c) Company shall promptly (and in any event, within 24 hours) advise Parent orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. Company shall keep Parent fully informed of the status and details of any such request, Acquisition Proposal or inquiry.

     Section 6.8  Consents, Approvals and Filings. Upon the terms and subject
                  -------------------------------
to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions under the Securities Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby, and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, that in no event shall Parent or any of its Subsidiaries be
--------  -------
required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation or similar action with respect to any material assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including, without limitation, under the HSR Act). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     Section 6.9  Company Options.
                  ---------------

          (a) Company shall use its best efforts (without the expenditure of funds) to encourage all holders of Company Options to exercise their vested Company Options prior to the Effective Time. To the extent that Parent in its discretion deems it appropriate to grant options to purchase Parent Common Stock ("Parent Options") as of the Effective Time to a person holding Company Options prior to the Effective Time, Company shall use its best efforts (without the expenditure of funds) to encourage such holder of Company Options to accept the Parent Options on the terms and conditions proposed by Parent and agree to forfeit and cancel all unexercised Company Options held by such holder as of the Effective Time. Parent agrees to identify to Company the holders of Company Options to be granted Parent Options contingent upon the cancellation of Company Options as of the Effective Time, and the material terms of the Parent Options to be granted, sufficiently prior to the Effective Time to communicate this information to the holders of such Company Options.

          (b) Subject to the terms of this Agreement, at the Effective Time, all remaining rights with respect to Shares of Company under each Company Option then outstanding, whether vested or unvested, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below), rounded down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Option Exchange Ratio and rounded up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option
                                 --------  -------
     assumed by Parent in accordance with this Section 6.9(b) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. For purposes of this Section, "Option Exchange Ratio" means the ratio of (x) the sum of $4.00, plus the product of the Exchange Ratio multiplied by the Average Trading Price, divided by (y) the Average Trading Price.

          (c) Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 6.9 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 6.9. Following the Closing Date, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to each assumed Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of the assumed Company Option. It is the intention of the Parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options (as defined in Section 422 of the Code) to the extent that such Company Options qualified as incentive stock options immediately prior to the Effective Time. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 6.9. Within 60 days following the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to Company Options assumed by Parent in accordance with this
     Section 6.9.

     Section 6.10 Employee Benefit Matters.
                  ------------------------

          (a)     Participants in any Company Plans that have been disclosed in
     Section 4.1(p) of the Disclosure Schedule and are in effect at the Effective Time will continue to be sponsored by and maintained without material change (except as required by law) by the Parent and Surviving Corporation until such time as those Company Plans are merged into Parent's benefit plans or the participants in the Company Plan otherwise become covered under the Parent's benefit plans. Parent shall, and shall cause its Subsidiaries following the Effective Time (including the Surviving Corporation) to, honor and provide for prompt payment of all accrued obligations and benefits under all Company Plans and employment or severance agreements between Company and persons who are or had been employees of Company or any of its Subsidiaries at or prior to the Effective Time ("Covered Employees") that are specifically identified in the Disclosure Schedule, all in accordance with their respective terms.

          (b) If Covered Employees are included in any benefit plan of Parent or its Subsidiaries, Parent agrees that the Covered Employees shall receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with Company and its Subsidiaries to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, benefit accrual. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, Parent agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan at the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

          (c) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation. Except as otherwise provided in this Section 6.10, nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Company Plan in accordance with its terms.

     Section 6.11 Affiliates and Certain Stockholders.  Prior to the Closing
                  -----------------------------------
Date, Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of Company, "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Parent shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Common Stock by such affiliates, and the certificates representing Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions.

     Section 6.12 Nasdaq Listing.  Parent shall use its best efforts to cause
                  --------------
the shares of Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

     Section 6.13 Rights Agreement.  The Board of Directors of Company shall
                  ----------------
take all further action (in addition to that referred to in Section 4.1(s)) requested in writing by Parent in order to render the Rights inapplicable to (a) the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, and (b) Company following the Effective Time. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, the Board of Directors of Company shall not, without the consent of Parent (i) amend the Rights Agreement, or (ii) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights or any action to facilitate an Acquisition Proposal.

     Section 6.14 Indemnification and Insurance.
                  -----------------------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to (i) each indemnification agreement currently in effect between Company and each person who is or was a director or officer of Company at or prior to the Effective Time and (ii) any indemnification provision under Company's articles of incorporation or bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this
     Section 6.14 shall be referred to as, collectively, the "Indemnified Parties"). The certificate of incorporation and bylaws of Merger Sub will provide for indemnification to the fullest extent permitted by law.

          (b) For six years after the Effective Time, Parent shall maintain in effect the current level and scope of directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 125% of the annual premium currently paid by Company for such insurance, and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) This Section 6.14 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     Section 6.15 Tax Treatment.  Except as may be required by the terms of this
                  -------------
Agreement, each of Parent and Company shall not (before or after the Effective
Time) take any action and shall not (before or after the Effective Time) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code. At or prior to the filing of the Form S-4, Company and Parent shall execute and deliver to Cooley Godward LLP and to Powell, Goldstein, Frazer & Murphy LLP tax representation letters in customary form. Parent, Merger Sub and Company shall each confirm to Cooley Godward LLP and to Powell, Goldstein, Frazer & Murphy LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Following delivery of such tax representation letters, each of Parent and Company shall use its reasonable best efforts to cause Cooley Godward LLP and Powell, Goldstein, Frazer & Murphy LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 6.15.

     Section 6.16 Subsidiaries' Directors and Officers.  To the extent
                  ------------------------------------
requested by Parent, Company shall use its reasonable best efforts to obtain and deliver to Parent prior to the Closing Date the resignation of each director and officer of each of Company's Subsidiaries.

     Section 6.17 Stockholders Agreement.  Company shall use its reasonable best
                  ----------------------
efforts to cause Alcatel, N.V. to execute the Stockholders Agreement promptly.

     Section 6.18 Financing.  Parent shall use its reasonable best efforts to
                  ---------
obtain, and Company shall use its reasonable best efforts to cooperate with Parent in obtaining, the Financing described in the Commitment Letter.

     Section 6.19 Employment Agreements and Noncompetition Agreements.  Company
                  ---------------------------------------------------
shall use its reasonable best efforts to cause the persons listed in Section
6.19 of the Disclosure Schedule to execute and deliver, prior to the Effective Time, Employment Agreements and Noncompetition Agreements on terms reasonably satisfactory to Parent and such persons.

     Section 6.20 Tax Matters.  Parent shall use its reasonable best efforts to
                  -----------
provide Parent and Merger Sub with the documentation described in Section 7.2(k) with respect to the full amount of the federal income tax deduction referred to in Section 7.2(k).


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a)     Stockholder Approval.  This Agreement shall have been adopted
                  --------------------
     by the affirmative vote of holders of the requisite number of Shares, and the issuance of Parent Common Stock in the Merger pursuant to this Agreement and an increase in the number of shares of Parent Common Stock subject to awards under Parent's 1997 Stock Option Plan shall have been approved by the affirmative vote of holders of the requisite number of shares of Parent Common Stock, each in the manner required pursuant to each of

     Parent's and Company's respective certificate or articles of incorporation and the DGCL, the VSCA, the rules of The Nasdaq Stock Market and other applicable laws.

          (b)     No Injunctions or Restraints.  No temporary restraining order,
                  ----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and there shall not be pending or threatened by any Governmental Entities any suit, action or proceeding seeking to restrain or prohibit the Merger; provided, however,
                                                            --------  -------
     that the party invoking this condition shall have complied with its obligations under Section 6.8.

          (c)     Nasdaq Listing.  The shares of Common Stock issuable to
                  --------------
     Company's stockholders pursuant to the Merger shall have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

          (d)     Form S-4.  The Form S-4 shall have been declared effective
                  --------
     under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     Section 7.2  Conditions to Obligations of Parent and Merger Sub.  The
                  --------------------------------------------------
obligation of each of Parent and Merger Sub to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a)     Representations and Warranties.  Representations and
                  ------------------------------
     warranties of Company contained in this Agreement (other than representations and warranties expressly made only as of a specific date, which shall be accurate as of such date) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded), except for any such failure which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (b)     Performance of Obligations of Company.  Company shall have
                  -------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (c)     No Material Adverse Change.  Since the date of this Agreement,
                  --------------------------
     Company and its Subsidiaries, taken as a whole, shall not have experienced any change, event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (d)     Consents.  All consents, authorizations, orders and approvals
                  --------
     of (or filings or registrations with) any Governmental Entity or any other person required to be obtained or made prior to the Effective Time in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the articles of merger pursuant to Section 1.3 and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

          (e)     Affiliate Letters.  Parent shall have received from each
                  -----------------
     person identified as an "affiliate" of Company pursuant to Section 6.11 an executed copy of an agreement in the form attached as Exhibit B hereto.
                                                           ---------

          (f)     Comfort Letters.  Parent shall have received "comfort" letters
                  ---------------
     from PricewaterhouseCoopers LLP, Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, and a date within two business days of the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Form S-4 in customary form.

          (g)     Tax Opinion.  The opinion of Powell, Goldstein, Frazer &
                  -----------
     Murphy LLP, counsel to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and based on the letters referred to in Section 6.15, shall have been delivered to Parent and not have been withdrawn or modified in any material respect; provided, however, that if Powell, Goldstein, Frazer & Murphy LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Company or special tax counsel reasonably acceptable to Parent renders such opinion to Parent. In rendering such opinion, such firm may rely on such representations, warranties and certificates as it deems reasonable or appropriate under the circumstances.

          (h)     Government Contracts.  No authorized representative of a
                  --------------------
     Governmental Entity shall have notified Parent or Company that such Governmental Entity (i) intends to terminate any of the Government Contracts or does not intend to renew any Government Contract, or (ii) anticipates that facility security clearances will not be granted to the Surviving Corporation following the Effective Time for Company facilities currently having such clearance, nor shall any Party have a good faith reason to believe that any existing Government Contract will be terminated for convenience of the government or not renewed or facility security clearances withheld from the Surviving Corporation, assuming that in each case Parent complies with applicable rules and regulations and uses its reasonable best efforts to maintain the Government Contracts and obtain facility security clearances. Parent shall have received a certificate signed on behalf of Company by Joseph M. Fox and Joseph Kelly Brown to such effect, as it relates to Company.

          (i)     Additional Closing Documents.  Company shall have furnished to
                  ----------------------------
     Parent and Merger Sub such additional certificates, opinions and other documents as Parent may have reasonably requested as to any of the conditions set forth in this Section 7.2.

          (j)     Dissenting Shares.  Holders of not more than one percent (1%)
                  -----------------
     of the outstanding Shares shall have perfected dissenters' rights of their Shares in the manner required by the VSCA.

          (k)     Tax Matters.  The Company shall have provided Parent and
                  -----------
     Merger Sub with evidence establishing that an amount equal to at least 60% of the total claimed by Company as a federal income tax deduction on the Company's U.S. corporation income tax return (Form 1120) for its taxable year ended November 30,1997, for income recognized by employees of the Company from disqualifying dispositions (within the meaning of Section 422(a) of the Code) of Company stock that was acquired by such employees upon the exercise of incentive stock options (as defined in Section 422(b) of the Code) that were granted to the employees by the Company has either been included (a) on one or more Forms W-2 or W-2c (for the calendar year
     1996) issued by the Company to its employees or (b) in one or more affidavits executed by Company employees, which state, under penalties of perjury, that the signatory has included the income from the disqualifying disposition on his or her federal income tax return for the calendar year 1996 and paid the proper amount of tax with respect thereto.

     Section 7.3  Conditions to Obligation of Company.  The obligation of
                  ------------------------------------
Company to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Parent and Merger Sub contained in this Agreement (other than representations and warranties expressly made as of a certain date, which shall be accurate as of such date) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded), except for any such failure which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

          (b)     Performance of Obligations of Parent and Merger Sub.  Each of
                  ---------------------------------------------------
     Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

          (c)     No Material Adverse Change.  Since the date of this Agreement,
                  --------------------------
     Parent and its Subsidiaries, taken as a whole, shall not have experienced any change, event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (d)     Tax Opinion.  The opinion of Cooley Godward LLP, counsel to
                  -----------
     Company, in form and substance reasonably satisfactory to Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and based on the letters referred to in
     Section 6.15, shall have been delivered to Company and not have been withdrawn or modified in any material respect; provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent or special tax counsel reasonably acceptable to Company renders such opinion to Company. In rendering such opinion, such firm may rely on such representations, warranties and certificates as it deems reasonable or appropriate under the circumstances.

          (e)     Additional Closing Documents.  Parent and Merger Sub shall
                  ----------------------------
     have furnished to Company such additional certificates and other documents as Company may have reasonably requested as to any of the conditions set forth in this Section 7.3.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.1  Termination.
                  -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of Parent and Company, in any one of the following circumstances:

                  (i) By mutual written consent duly authorized by the Boards of Directors of Parent and Company;

                  (ii) By Parent or Company, if the Effective Time shall not have occurred on or before April 19, 2000, otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination;

                  (iii) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1 (a)(iii) unless such party has used its reasonable best efforts to remove such order, decree, ruling or injunction;

                  (iv) By Parent, if the Company Stockholders Meeting shall have been held and this Agreement shall not have been adopted by the affirmative vote of the holders of the requisite number of Shares;

                  (v) By Parent or Company, if the Parent Stockholders Meeting shall have been held and either the issuance of Parent Common Stock in the Merger pursuant to this Agreement or the proposed increase in the number of shares of Parent common stock subject to options under Parent's 1997 Stock Option Plan shall not have been approved by the affirmative vote of the requisite number of shares of Parent Common Stock;

                  (vi) By Parent, if a Triggering Event shall have occurred. A "Triggering Event" shall be deemed to have occurred if (A) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger, (B) Company shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger, (C) the Board of Directors of Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal, (D) taken any of the actions described in Section 6.7(a), whether or not permitted by Section 6.7(b), (E) the Board of Directors of Company or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal or (F) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

                  (vii) By Parent if any of Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of the Closing Date as if made on such date, or if any of Company's covenants and agreements contained in this Agreement shall have been breached in any material respect, provided, however, that Parent may not terminate this Agreement under this
          Section 8.1(vii) on account of an inaccuracy in Company's representations and warranties that is curable by Company or on account of a breach of covenant or agreement by Company that is curable by Company unless Company fails to cure such inaccuracy or breach within twenty (20) days after receiving written notice from Parent of such inaccuracy or breach;

                  (viii) By Company if any of the Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of the Closing Date as if made on such date, or if any of the Parent's covenants and agreements contained in this Agreement shall have been breached in any material respect, provided, however, that Company may not terminate this Agreement under this
          Section 8.1(viii) on account of an inaccuracy in the Parent's representations and warranties that is curable by the Parent or on account of a breach of covenant or agreement by the Parent that is curable by the Parent unless the Parent fails to cure such inaccuracy or breach within twenty (20) days after receiving written notice from Company of such inaccuracy or breach.

                  (ix) By Company, following the determination by Company's Board of Directors that an Acquisition Proposal constitutes a Superior Offer and prior to the adoption and approval of this Agreement and the Merger at Company Stockholders Meeting, if: (A) Company is not in material breach of its obligations under Section 6.7 of this Agreement, (B) each of the conditions set forth in Section 6.3(c) have been satisfied and (C) concurrent with Company's notice of termination pursuant to this subsection, Company shall pay Parent the termination fee described in paragraph (b) below. No termination pursuant to this subsection shall be effective until such termination fee is paid to Parent.

                  (x) By Parent or Company if neither of the conditions set forth in Section 7.2(g) nor Section 7.3(d) relating to the delivery of tax opinions have been satisfied within 60 days following the date of the later of the Parent Stockholders Meeting or the Company Stockholders Meeting, provided that the party seeking to effect such termination is not in material breach of any provision of this Agreement.

          (b) If this Agreement is terminated pursuant to Section 8.1(a)(vii) or (ix) then, in such event, Company shall pay to Parent a fee in the amount of $2,000,000 (the "Fee"), payable in immediately available funds within one business day after termination in the case of termination pursuant to Section 8.1(a)(vii) or concurrent with termination in the case of termination by Company pursuant to Section 8.1(a)(ix). If this Agreement is terminated:

                         (A) pursuant to Section 8.1(a)(ii) or (iv), and an Acquisition Proposal has been made after the date hereof and (unless the party making such Acquisition Proposal or an affiliate thereof ultimately consummates a transaction or enters into an agreement that would otherwise require the payment of the Fee pursuant to this sentence) is not withdrawn prior to the termination of this Agreement; or

                         (B)  pursuant to Section 8(a)(vi), and
     in either the case of (A) or (B), within nine (9) months after such termination (1) an Acquisition Proposal relating to Company is consummated, or (2) Company enters into a definitive agreement with respect to an Acquisition Proposal, then Company shall pay the Fee to Parent in immediately available funds at or prior to the consummation of such Acquisition Proposal, or within one business day following the date of execution of such definitive agreement, whichever is earlier. If this Agreement is terminated pursuant to Section 8.1(a)(viii) then, in such event, Parent shall pay to Company the Fee in immediately available funds within one business day after termination. Both Company and Parent agree that the payment of the Fee, either by Company or by Parent as appropriate under this Section 8.1(b), shall be the sole and exclusive remedy upon termination of this Agreement pursuant to Section 8.1(a)(vii) or (viii), except in the case of violation of Sections 6.3 or 6.7 of this Agreement or willful or intentional breach of this Agreement.

     Section 8.2  Effect of Termination.  In the event of the termination and
                  ---------------------
abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of Section 4.1(t), Section 4.2(f), the last sentence of Section 6.4(a), the last sentence of 6.4(b), Section 6.6, paragraph (b) of
Section 8.1, this Section 8.2 and Article IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this
                                       --------  -------
Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

     Section 8.3  Amendment.  Subject to applicable provisions of the DGCL and
                  ---------
the VSCA, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after
                                               --------  -------
adoption of this Agreement by the stockholders of either of Parent or Company, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be modified or amended except by written agreement executed and delivered by duly authorized officers of each of the respective parties.

     Section 8.4  Extension; Waiver.  At any time prior to the Effective Time,
                  -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 8.5  Procedure for Termination, Amendment, Extension or Waiver.  A
                  ---------------------------------------------------------
termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be
effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     Section 9.1  Nonsurvival of Representations and Warranties.  Except as
                  ---------------------------------------------
contemplated in Section 8.2, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.2  Fees and Expenses.  Each party hereto shall pay its own
                  -----------------
expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that Parent and Company shall share equally all of the costs and expenses (other than attorneys' and accountants' fees and expenses) incurred in connection with
(a) the preparation, filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (excluding SEC filing fees, which shall be paid by Parent).

     Section 9.3  Definitions.  For purposes of this Agreement:
                  -----------

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "Business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

          (c) "Disclosure Schedule" means the disclosure schedule delivered by each party to the other simultaneously with the execution of this Agreement;

          (d) "Environmental Laws" means any federal, state or local law, rule, regulation or decision relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

          (e) "Hazardous Substances" means: (i) those substances defined as "hazardous substances," "pollutants" or "contaminants," "hazardous waste," "hazardous chemicals" and the like in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the

     Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act;
     (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof usable for fuel, (iv) radon; (v) asbestos; and (vi) any other substance, regardless of physical form, that is subject to any Environmental Laws;

          (f) "Knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

          (g) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

          (h) "Material Adverse Effect" or "Material Adverse Change" means any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the applicable representations and warranties made in this Agreement which could reasonably be expected to: (i) materially adversely effect the business, properties, assets, condition (financial or otherwise), or results of operations of Parent or Company, in each case, including its respective Subsidiaries together with it taken as a whole, or (ii) impair Parent or Company, as the case may be, of its ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) a change in the trading prices of either of Parent's or Company's equity securities between the date of this Agreement and the Effective Time, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the business application integration industry in which either Parent or Company operate or arising from changes in general business or economic condition, and not specifically relating to such party; (iii) effects, changes, events, circumstances or conditions directly attributable to (A) out-of-pocket fees and expenses (including, without limitation, legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by the Agreement or (B) the payment by Parent or Company of all amounts due to any officers or employees of Company under employment contracts, non-competition agreements, employee benefit plans or severance arrangements as specified in the Disclosure Schedule; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as Parent and Company; and (v) any effects, changes, events, circumstances or conditions resulting from compliance by Parent or Company with the express terms of this Agreement or action taken with the prior informed written consent of the other party.

          (i) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (j)     a "Subsidiary" of any person means any other person of which
     (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

     Section 9.4  Notices.  All notices, requests, claims, demands and other
                  -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to Parent or to Merger Sub, to
                        Level 8 Systems, Inc.
                        8000 Regency Parkway
                        Cary, N.C. 27511
                        Attention: W. Dennis McKinnie, Esq.
                        Telecopy: (919) 380-5121

                        with a copy (which shall not constitute notice) to:

                        Powell, Goldstein, Frazer & Murphy LLP
                        191 Peachtree Street, N.E.
                        Suite 1600
                        Atlanta, GA 30303
                        Attention: Scott D. Smith, Esq.
                                   Eliot W. Robinson, Esq.
                        Telecopy: (404) 572-6999

                  (ii)  if to Company, to
                        Template Software, Inc.
                        45365 Vintage Park Plaza
                        Suite 100
                        Dulles, VA 20166
                        Attention: Joseph M. Fox
                        Telecopy: (703) 318-8325

                        with a copy (which shall not constitute notice) to:

                        Cooley Godward LLP
                        2002 Edmund Halley Drive, Suite 300
                        Reston, VA 20191-3436
                        Attention: Joseph W. Conroy, Esq.
                                   Mark D. Spoto, Esq.
                        Telecopy: (703) 262-8100

     Section 9.5  Interpretation.  When a reference is made in this Agreement
                  --------------
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 9.6  Entire Agreement; Third-Party Beneficiaries.  This Agreement
                  -------------------------------------------
constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the Stockholders Agreement and the letter agreement referenced in the last sentence of Section 6.4(a) and 6.4(b)). Except for the provisions of Article II and Section 6.14, this Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto, any rights or remedies.

     Section 9.7  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the internal laws of the Commonwealth of Virginia expressly apply to the Merger as it relates to Company.

     Section 9.8  Assignment.  Neither this Agreement nor any of the rights,
                  ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.9  Enforcement.  Irreparable damage would occur in the event that
                  -----------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (a) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

     Section 9.10 Severability.  Whenever possible, each provision or portion of
                  ------------
any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Section 9.11 Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                           [signature page follows]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        LEVEL 8 SYSTEMS, INC.


                                        By: /s/ Steven Dmiszewicki
                                            ----------------------------------

                                        Name: Steven Dmiszewicki
                                              --------------------------------

                                        Title: President
                                               -------------------------------



                                        TSAC, INC.


                                        By: /s/ Dennis McKinnie
                                            ----------------------------------

                                        Name: Dennis McKinnie
                                              --------------------------------

                                        Title: Director
                                               -------------------------------


                                        TEMPLATE SOFTWARE, INC.


                                        By: /s/ Joseph M. Fox
                                            ----------------------------------

                                        Name: Joseph M. Fox
                                              --------------------------------

                                        Title: Chairman
                                               -------------------------------